Exhibit 10.1

FIRST AMENDMENT TO THE

ASSET PURCHASE AGREEMENT DATED MAY 19, 2011

This First Amendment is made and entered into as of July 1, 2011 (“Amendment”) to the Asset Purchase Agreement (“Agreement”) dated as of May 19, 2011, by and among Deckers Outdoor Corporation, a Delaware corporation (“Parent”), Deckers Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Purchaser”), Deckers International Limited, a Bermuda corporation (“Deckers Bermuda”), Sanuk USA, LLC, a California Limited Liability Company (“Sanuk”), the equity holders of Sanuk Thomas J. Kelley (“Kelley”) and Ian L. Kessler (“Kessler”), C&C Partners, Ltd., a California corporation (“C&C”), and the shareholders of C&C Donald A. Clark (“Clark”) and Paul Carr (“Carr”).  Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement.

RECITALS

WHEREAS, as described in the Agreement, the parties to the Agreement contemplated having Deckers Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent, purchase substantially all of the assets of each of Sanuk and C&C related to the Business;

WHEREAS, pursuant to the Agreement, Deckers Bermuda is to acquire from Sellers the International Exploitation Rights, subject to the rights of Purchaser to, among other things, record title of the Sanuk Intellectual Property and the C&C Intellectual Property upon the closing of the transactions contemplated by the Agreement;

WHEREAS, the parties to the Agreement now intend to have Parent rather than Purchaser purchase substantially all of the assets of each of Sanuk and C&C related to the Business; and

WHEREAS, pursuant to the Agreement, Deckers Bermuda will continue to acquire from Sellers the International Exploitation Rights.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree that the Agreement shall be amended as follows:

1.                                       Amendments.

(a)                                  Deckers Acquisition, Inc., a Delaware corporation, shall no longer be a party to the Agreement, and in connection therewith, each reference in the Agreement and in the Ancillary Agreements to “Purchaser” shall now refer only to Deckers Outdoor Corporation, a Delaware corporation.  Each reference in the Agreement and in the Ancillary Agreements to “Parent and Purchaser,” “Parent or Purchaser,” and “Each of Parent and Purchaser” shall now mean and refer only to Deckers Outdoor Corporation, a Delaware corporation.

(b)                                 Section 2.10(a)(xv) is hereby amended and restated as follows:

“(xv)                      Audited Financial Statements of C&C;”

(c)                                  The first sentence of Section 2.11(b) is hereby amended and restated as follows:

“Within 90 days after the Closing Date, Purchaser will prepare and deliver to each Seller:  (i) an unaudited consolidated balance sheet of the Sellers, as of the Closing Date (the “Closing Balance Sheet”); and (ii) a statement setting forth Working Capital, as determined by reference to the Closing Balance Sheet (such statement shall be referred to herein as the “Working Capital Statement”).”

(d)                                 Section 6.2(c) is hereby amended and restated as follows:

“(c)                            Audited Financial Statements.  The Audited Financial Statements of C&C shall not be materially different from the C&C Financial Statements.”

(e)                                  Section 7.1(j) is hereby amended and restated as follows:

“(j)                               Audited Financial Statements.  Sanuk and the Sanuk Sellers will use their commercially reasonable efforts to cause the Audited Financial Statements of Sanuk to be completed as promptly as practicable. Further, Sanuk and the Sanuk Sellers will use their commercially reasonable efforts to provide documentation to KPMG reasonably necessary to complete the Sanuk audit, including, without limitation, execution of a representation letter reasonably consistent with the draft circulated among KPMG, Sanuk and Sanuk’s counsel on June 30, 2011 regarding audits of Sanuk’s balance sheet as of December 31, 2010, and the related statement of income, stockholders’ equity, and cash flows for the year then ended.”

(f)                                    Sections 9.12 and 9.13 are hereby amended and restated as follows:

“9.12                     Arbitration and Venue.  Any controversy or claim arising out of or relating to this Agreement or the making, performance or interpretation thereof (except for disputes regarding the determination of Closing Working Capital, which shall be decided as provided in Section 2.11) shall be submitted to arbitration in San Diego County, California, pursuant to the commercial arbitration rules and procedures of the American Arbitration Association before a panel of three arbitrators, unless the parties are able to agree on the selection of a single arbitrator.  In the absence of such agreement within ten (10) days after the initiation of an arbitration proceeding, Sellers shall select one arbitrator and Purchaser shall select one arbitrator, and those two arbitrators shall then select, within ten (10) days, a third arbitrator.  If those two arbitrators are unable to select a third arbitrator within such ten (10) day period, a third arbitrator shall be appointed by the commercial panel of the American Arbitration Association.  The decision in writing of at least two of the three arbitrators shall be final and binding upon the parties.  The arbitrator(s) decision shall provide a reasoned basis for the resolution of each dispute and for any award.  The ruling of the arbitrator(s) shall be final, and judgment thereon may be entered in any court having jurisdiction.  Each party will bear one half of the cost of the arbitration filing and hearing fees, and the cost of the arbitrator.  Each party will bear its own attorneys’ fees, unless otherwise decided by the arbitrator.  The parties understand and agree that the arbitration shall be instead of any civil litigation and that the arbitrator’s decision shall be final and binding to the fullest extent permitted by law and enforceable by any court having jurisdiction thereof.  Each party shall be entitled to pre-hearing discovery as provided in California Code of Civil Procedure Section 1283.05.

9.13                           Consent to Jurisdiction and Forum Selection.  Only to the extent a party seeks to challenge or enforce an arbitration award arising out of arbitration proceedings set forth in Section 9.12 above, or to the extent a party seeks a temporary restraining order, preliminary injunction, or other similar relief, the parties hereto agree that all actions or proceedings shall be initiated and tried exclusively in the State and Federal courts located in the County of San Diego, State of California.  Each party hereby waives any right it may have to assert the doctrine of forum non conveniens or similar doctrine or to object to venue with respect to any proceeding brought in accordance with this paragraph, and stipulates that the State and Federal courts located in the County of San Diego, State of California shall have in personam jurisdiction and venue over each of them for the purposes of litigating any dispute, controversy or proceeding arising out of or related to this Agreement.  Each party hereby authorizes and accepts service of process sufficient for personal jurisdiction in any action against it as contemplated by this Section 9.13 by registered or certified mail, return receipt requested, postage prepaid, to its address for the giving of notices as set forth in this Agreement, or in the manner set forth in Section 9.3 of this Agreement for the giving of notice.  Any final judgment rendered against a party in any action or proceeding shall be conclusive as to the subject of such final judgment and may be enforced in other jurisdictions in any manner provided by law.”

2.                                       Disclosure Schedules.  The Disclosure Schedule shall be amended and restated as set forth as Exhibit A hereto.

3.                                       No Other Changes.  Except as expressly modified by this Amendment, all terms of the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this First Amendment to the Asset Purchase Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

PARENT:

Deckers Outdoor Corporation,
a Delaware corporation

By:
Name:	Zohar Ziv
Title:	Chief Operating Officer

PURCHASER:

Deckers Acquisition, Inc.,
a Delaware corporation

By:
Name:	Zohar Ziv
Title:	President

DECKERS BERMUDA:

Deckers International Limited,
a Bermuda corporation

By:
Name:	Zohar Ziv
Title:	Vice-President

[Amendment to Asset Purchase Agreement]

IN WITNESS WHEREOF, this First Amendment to the Asset Purchase Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

SANUK:

Sanuk USA, LLC,
a California Limited Liability Company

By:
Name:
Title:

Thomas J. Kelley

Ian L. Kessler

[Amendment to Asset Purchase Agreement]

IN WITNESS WHEREOF, this First Amendment to the Asset Purchase Agreement has been duly executed and delivered by the parties hereto, or their duly authorized officer, as of the date first above written.

C&C:

C&C Partners, Ltd.,
a California corporation

By:
Name:
Title:

Donald A. Clark

Paul Carr

[Amendment to Asset Purchase Agreement]